As filed with the Securities and Exchange Commission on May 26, 2015
Registration No. 333-167385

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-4623678 (I.R.S. Employer Identification No.)

350 West Washington Street, Suite 600 Tempe, Arizona 85281 (Address of principal executive offices, including zip code)
First Solar, Inc. 2010 Omnibus Incentive Compensation Plan First Solar, Inc. Associate Stock Purchase Plan (Full title of plans)
James A. Hughes
Chief Executive Officer
First Solar, Inc.
350 West Washington Street, Suite 600
Tempe, Arizona 85281
(602) 414-9300
(Name, address and telephone number, including area code, of agent for service)

Copies to: Erik R. Tavzel Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☑ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐

EXPLANATORY NOTE

Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-167385) filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2010 (the “Registration Statement”) deregisters 3,287,564 shares of common stock, par value $0.001 per share, of First Solar, Inc. (“Common Stock”), which were registered under the Registration Statement but remain unsold (the “Remaining Shares”). Concurrently with the filing of this Amendment, the registrant is filing a new Registration Statement on Form S-8 (the “New Registration Statement”), which registers 5,087,564 shares of Common Stock, including the Remaining Shares. In accordance with Instruction E to the General Instructions to Form S-8 and interpretations of the Division of Corporation Finance of the Commission, the portion of the registration fee allocable to the Remaining Shares, which the registrant paid to the Commission in connection with the original filing of the Registration Statement, is carried forward to the New Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Tempe, State of Arizona, on May 26, 2015.

FIRST SOLAR, INC.
(Registrant)

By:	/s/ MARK R. WIDMAR
Name:	Mark R. Widmar
Title:	Chief Financial Officer and Chief Accounting Officer

The officers and directors of First Solar, Inc. whose signatures appear below hereby constitute and appoint Mark R. Widmar, and Paul J. Kaleta, or any of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments, including post-effective amendments, of and supplements to the Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that such attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JAMES A. HUGHES James A. Hughes	Chief Executive Officer and Director	May 26, 2015

/s/ MARK R. WIDMAR Mark R. Widmar	Chief Financial Officer and Chief Accounting Officer	May 26, 2015

Additional Directors:

/s/ MICHAEL J. AHEARN Michael J. Ahearn	Chairman of the Board of Directors	May 26, 2015

/s/ SHARON L. ALLEN Sharon L. Allen	Director	May 26, 2015

/s/ RICHARD D. CHAPMAN Richard D. Chapman	Director	May 26, 2015

/s/ GEORGE A. HAMBRO George A. Hambro	Director	May 26, 2015

/s/ CRAIG KENNEDY Craig Kennedy	Director	May 26, 2015

/s/ JAMES F. NOLAN James F. Nolan	Director	May 26, 2015

/s/ WILLIAM J. POST William J. Post	Director	May 26, 2015

/s/ J. THOMAS PRESBY J. Thomas Presby	Director	May 26, 2015

/s/ PAUL H. STEBBINS Paul H. Stebbins	Director	May 26, 2015

/s/ MICHAEL SWEENEY Michael Sweeney	Director	May 26, 2015

EXHIBIT INDEX

Exhibit Number	Description
24.1	Powers of Attorney (included as part of the signature page to this Post-Effective Amendment No. 1)